SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2007

STEN CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	000-18785	41-1391803
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer (ID Number)

10275 Wayzata Blvd.  Suite 310, Minnetonka, Minnesota 55305

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (952) 545-2776

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 through 3 and 5 through 9 are not applicable and therefore omitted.

Item 4.02

Non-Reliance on Previously Issued Financial statement or a
Related Audit Reported or Completed Interim Review

On December 26, 2007, STEN Corporation (the “Company”) determined that the loss from discontinued operations related to its subsidiary, STEN Acquisition Corporation, as reported in the Form 10-KSB for the year ended October 1, 2006 should be reclassified and reported as continued operations. This reclassification affects the Company’s consolidated statement of operations and cash flows for the year ended October 1, 2006 and these financial statements, along with the accompanying report of independent registered public accounting firm upon such statements, should no longer be relied upon. A summary of the effect of the restatements and adjustments on the accompanying consolidated financial statements will be included in Company’s Annual Report on Form 10-KSB for the year ended September 30, 2007.

The Company’s Chief Executive Officer, Chief Financial Officer and the Audit Committee of the Company’s Board of Directors discussed with our independent registered public accounting firm the matters discussed in this filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 31, 2007	STEN CORPORATION By: /s/ Kenneth W. Brimmer Kenneth W. Brimmer Chief Executive Officer